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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53331) of Trammell Crow Company of our report dated May 19, 2000 relating to the financial statements of the Trammell Crow Company Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
June 26, 2000